Exhibit 99.1

China HGS Reports First Quarter of Fiscal Year 2016 Results

HANZHONG, CHINA – February 5, 2016 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today reported its financial results for the first quarter of fiscal 2016 ended December 31, 2015 with the U.S. Securities and Exchange Commission. An electronic copy of the quarterly report on Form 10-Q can be accessed on the SEC's website at www.sec.gov

Highlights for the Quarter

●	Total revenues for the first quarter of fiscal 2016 were approximately $5.9 million, a decrease of 44.6% from approximately $10.6 million in the same quarter of fiscal 2015. Total revenues recognized from percentage of completion method were approximately $2.7 million, which accounted for 45.3% of total revenues in the first quarter of fiscal 2016.

●	Net income for the first quarter of fiscal 2016 totaled approximately $1.4 million, a decrease of approximately 12.2% from the net income of approximately $1.6 million in the same period of last year. The decreased profit margin in this quarter compared to the same quarter of last year was primarily due to a slowdown of contracted sales achieved in the current quarter.

●	Basic and diluted net earnings per share (“EPS”) attributable to shareholders for the first quarter of fiscal 2016 were $0.03, compared to $0.04 for the same quarter last year.

“The macro environment remains challenge given the weakening economy in China, coupled with depreciation of Chinese currency. These inevitably contributed to our weaker sales results,” said Mr. Xiaojun Zhu, Chairman and Chief Executive Officer of China HGS. “We have been focusing on factors that we have control to drive the sales and timely complete the constructions under development. In the meantime, the Company is executing strategies to develop more commercial and municipal projects and diversify its revenue streams. We remain confident in our ability to executive the strategies and create long-term shareholder value.”

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as well as the Company's Quarterly Reports on Form 10-Q that have been filed since the date of such annual report, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

Company contact:

Randy Xiong,

President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	September 30,
	2015	2015
ASSETS
Current assets:
Cash	$1,182,817	$1,333,919
Restricted cash	1,739,793	1,715,268
Advances to vendors	83,260	-
Cost and earnings in excess of billings	11,192,689	11,825,036
Real estate property development completed	71,696,324	75,391,512
Real estate property under development	53,361,785	55,154,153
Other current assets	1,512,819	228,223
Total current assets	140,769,487	145,648,111
Property, plant and equipment, net	743,955	780,038
Real estate property development completed, net of current portion	2,000,626	2,140,271
Security deposits for land use right	3,080,857	3,146,237
Real estate property under development, net of current portion	148,310,045	143,660,781
Due from local government for real estate property development completed	3,001,308	3,065,000
Total Assets	$297,906,278	$298,440,438

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank loan – current portion	$6,161,714	$6,292,474
Short-term loans - other	472,912	5,674,239
Accounts payable	32,262,036	41,501,682
Other payables	15,992,102	12,676,362
Construction deposits	1,501,141	1,959,706
Billings in excess of cost and earnings	3,367,321	3,315,302
Customer deposits	20,086,668	17,387,969
Shareholder loan	2,649,534	1,810,000
Accrued expenses	4,737,203	4,855,891
Taxes payable	15,530,542	15,830,886
Total current liabilities	102,761,173	111,304,511
Deferred tax liabilities	4,678,534	4,711,161
Customer deposits, net of current portion	7,903,239	8,246,004
Other long term loan payable, less current portion	26,060,283	15,731,186
Construction deposits, net of current portion	924,898	972,432
Total liabilities	142,328,127	140,965,294
Commitments and Contingencies
Stockholders' equity
Common stock, $0.001 par value, 100,000,000 shares
authorized, 45,050,000 shares issued and outstanding
December 31, 2015 and September 30, 2015	45,050	45,050
Additional paid-in capital	17,779,216	17,764,316
Statutory surplus	16,439,333	16,439,333
Retained earnings	121,095,422	119,668,198
Accumulated other comprehensive income	219,130	3,558,247
Total stockholders' equity	155,578,151	157,475,144
Total Liabilities and Stockholders' Equity	$297,906,278	$298,440,438

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME  AND COMPREHENSIVE INCOME(LOSS)

(Unaudited)

	Three months ended December 31,
	2015	2014
Real estate sales	$5,856,607	$10,565,687
Less: Sales tax	(411,988)	(670,550)
Cost of real estate sales	(3,208,889)	(7,025,806)
Gross profit	2,235,730	2,869,331
Operating expenses
Selling and distribution expenses	90,153	375,166
General and administrative expenses	478,511	616,178
Total operating expenses	568,664	991,344
Operating income	1,667,066	1,877,987
Interest income	-	1,164
Interest expense	(104,046)	(18,100)
Income before income taxes	1,563,020	1,861,051
Provision for income taxes	135,796	235,061
Net income	1,427,224	1,625,990
Other comprehensive income (loss)
Foreign currency translation adjustment	(3,339,117)	186,761
Comprehensive income (loss)	$(1,911,893)	$1,812,751
Basic and diluted income per common share
Basic	$0.03	$0.04
Diluted	$0.03	$0.04
Weighted average common shares outstanding
Basic	45,050,000	45,050,000
Diluted	45,050,000	45,122,819

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended December 31,
	2015	2014
Cash flows from operating activities
Net income	$1,427,224	$1,625,990
Adjustments to reconcile net income to net cash used in operating activities:
Deferred tax provision	66,304	223,803
Depreciation	20,187	21,015
Stock based compensation	14,900	-
Changes in assets and liabilities:
Due from local government for real estate property development completed (accounts receivable long-term)	-	814,478
Advances to vendors	(84,577)	(269,993)
Cost and earnings in excess of billings	392,728	236,110
Real estate property development completed	2,258,837	435,511
Real estate property under development	(7,098,791)	934,562
Other current assets	(1,309,716)	386,470
Accounts payables	(8,509,618)	(10,093,427)
Other payables	3,635,725	132,328
Billings in excess of cost and earnings	122,823	1,172,034
Customer deposits	2,934,270	(1,884,242)
Construction deposits	(452,203)	-
Accrued expenses	(24,843)	326,052
Taxes payable	29,080	(699,456)
Net cash used in operating activities	(6,577,670)	(6,638,765)

Cash flow from financing activities
Restricted cash	(61,120)	(13,160)
Proceeds from shareholder loan	852,802	2,068,775
Proceeds from bank loans	-	4,886,869
Proceeds from other loans	10,824,408	-
Repayment of other loans	(5,163,753)	-
Net cash provided by financing activities	6,452,337	6,942,484

Effect of changes of foreign exchange rate on cash	(25,769)	1,242
Net increase (decrease) in cash	(151,102)	304,961
Cash, beginning of period	1,333,919	1,125,545
Cash, end of period	$1,182,817	$1,430,506
Supplemental disclosures of cash flow information:
Interest paid	$486,077	$500,397
Income taxes paid	$69,492	$58,190

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.